Collins Barrow
Chartered Accountants

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-8 of Kallo Inc., of our report dated May 9, 2011 on our audit of the consolidated financial statements of Kallo Inc. as of December 31, 2010 and the related statement of operations, statement of changes in stockholders' equity (deficit) and statement cash flows for the period then ended.

Collins Barrow Toronto LLP

Licensed Public Accountants
Chartered Accountants
June 22, 2011
Toronto, Canada